UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2012

HILLS BANCORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 0-12668

Iowa	42-1208067
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

131 Main Street, Hills, Iowa 52235
(Address of principal executive office)

Registrant's telephone number, including area code:  (319) 679-2291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 16, 2012.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 16, 2012.  The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

The following individual was elected to serve as director to hold office until the 2014 Annual Meeting:

	For	Withhold Authority	Broker Non-Votes

Emily A. Hughes	2,888,534	50,474	106,981

The following individuals were elected to serve as directors to hold office until the 2015 Annual Meeting:

	For	Withhold Authority	Broker Non-Votes

Michael S. Donovan	2,905,476	33,532	106,981
Thomas J. Gill, D.D.S.	2,905,222	33,786	106,981
Dwight O. Seegmiller	2,903,969	35,039	106,981
Thomas R. Wiele	2,884,069	54,939	106,981

Proposal 2 – Non-Binding Advisory Vote on Executive Compensation

The shareholders approved executive compensation.

For	2,778,039
Against	56,588
Abstain	104,381
Broker Non-Votes	106,981

Proposal 3 – Approval of 2012 Hills Bancorporation Employee Stock Purchase Plan

The shareholders approved the 2012 Hills Bancorporation Employee Stock Purchase Plan.

For	2,829,313
Against	17,198
Abstain	92,497
Broker Non-Votes	106,981

Proposal 4 – Non-Binding Appointment of KPMG as the independent registered public accounting firm for Hills Bancorporation

The shareholders approved KPMG as independent registered public accounting firm.

For	3,002,850
Against	7,108
Abstain	36,031
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: April 16, 2012	/s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer